UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-1692300
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One AMD Place

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices including Zip Code)

ADVANCED MICRO DEVICES, INC. 2004 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Harry A. Wolin, Esq.

Senior Vice President and General Counsel and Assistant Secretary

Advanced Micro Devices, Inc.

One AMD Place

Sunnyvale, California 94088-3453

(408) 749-4000

(Name and Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 Par Value	31,250,000	$4.16	$130,000,000	$7,254

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)	Estimated solely for the purpose of determining the registration fee computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the reported high ($4.25) and low ($4.06) sale prices of the common stock, as reported on the New York Stock Exchange on May 18, 2009.

Proposed sale to take place as soon after the effective date of the registration statement as options granted under the plan are exercised or restricted stock units granted under the plan vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Advanced Micro Devices, Inc. is sometimes referred to as “we,” “us” or “our.”

Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register:

•

An additional 31,250,000 shares of our common stock reserved for issuance under our 2004 Equity Incentive Plan, which increase was approved by our Board of Directors on February 26, 2009 and our stockholders on May 7, 2009.

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (File No. 001-07882):

•

Our Annual Report on Form 10-K for the fiscal year ended December 27, 2008, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2009 Annual Meeting of Stockholders, filed with the SEC on March 18, 2009;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2009, filed with the SEC on May 6, 2009;

•	Our Current Report on Form 8-K filed with the SEC on January 9, 2009;

•	Our Amended Current Report on Form 8-K filed with the SEC on January 15, 2009;

•	Our Amended Current Report on Form 8-K filed with the SEC on January 16, 2009;

•	Our Current Report on Form 8-K filed with the SEC on January 21, 2009;

•	Our Current Report on Form 8-K (Item 8.01 only) filed with the SEC on January 22, 2009;

•	Our Current Report on Form 8-K filed with the SEC on March 5, 2009;

•	Our Current Report on Form 8-K filed with the SEC on March 16, 2009;

•	Our Amended Current Report on Form 8-K filed with the SEC on April 2, 2009;

•	Our registration statement on Form S-8 (File No. 333-115474) filed with the SEC on May 13, 2004;

•	Our registration statement on Form S-8 (File No. 333-134853) filed with the SEC on June 8, 2006;

•

The description of our common stock, par value $.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on September 14, 1979, including any subsequently filed amendments and reports updating such description; and

•

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Information that we file later with the SEC will automatically update and supersede this information.

Item 8.	Exhibits.

See Index to Exhibits.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 18th day of May, 2009.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Robert J. Rivet
Robert J. Rivet Executive Vice President, Chief Operations and Administrative Officer, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Derrick R. Meyer and Robert J. Rivet, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Derrick R. Meyer Derrick R. Meyer	President and Chief Executive Officer (Principal Executive Officer), Director	May 18, 2009

/s/ Robert J. Rivet Robert J. Rivet	Executive Vice President, Chief Operations and Administrative Officer, Chief Financial Officer (Principal Financial and Accounting Officer)	May 18, 2009

/s/ Bruce L. Claflin Bruce L. Claflin	Chairman of the Board	May 18, 2009

/s/ W. Michael Barnes W. Michael Barnes	Director	May 14, 2009

/s/ John E. Caldwell John E. Caldwell	Director	May 19, 2009

/s/ Frank M. Clegg Frank M. Clegg	Director	May 13, 2009

/s/ H. Paulett Eberhart H. Paulett Eberhart	Director	May 19, 2009

/s/ Waleed Al Mokarrab Al Muhairi Waleed Al Mokarrab Al Muhairi	Director	May 19, 2009

/s/ Robert B. Palmer Robert B. Palmer	Director	May 18, 2009

/s/ Morton L. Topfer Morton L. Topfer	Director	May 14, 2009

INDEX TO EXHIBITS

EXHIBIT

5.1	Opinion of Latham & Watkins LLP.

10.1	Second Amended and Restated Advanced Micro Devices, Inc. 2004 Equity Incentive Plan.(1)

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this registration statement).

(1)	Incorporated by reference to Advanced Micro Devices’ Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2009.

5